CENTRECOURT
ASSET MANAGEMENT

July 18, 2007

Gentlemen:

Reference is made to the Amended and Restated Registration Rights Agreement entered into as of May 1, 2007 between New Century Companies, Inc. and CAMOFI Master LDC. (the "Registration Rights Agreement"). All terms defined in the Registration Rights Agreement shall have the same meaning when used in this waiver unless otherwise herein.

In view of the Security and Exchange Commission's (the "SEC") position and interpretation of Rule 415 promulgated by the SEC pursuant to the Securities Act of 1933, as amended, CAMOFI hereby waives its rights to have the Company register 33% of its issued and outstanding shares in the Registration Statement that the Company intends to file with the SEC on or before July 20, 2007 (the "Registration Statement"), as required by the Registration Rights Agreement, and hereby consents to the inclusion of 3,000,000 shares of common stock of the Company representing 27% of the public float of the Company in the Registration Statement.

All of the other provisions of the Registration Rights Agreement shall remain in full force and effect.

Very truly yours,

CAMOFI Master LDC

By: ______________________

Keith D. Wellner
General Counsel

350 Madison Avenue, New York, NY 10017
Phone: 646.758.6750 Fax: 646.758.6751 email: info@centrecourtam.com